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                                                                     EXHIBIT 1.3

                   SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

               THIS SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS ("Settlement Agreement") is made this 31st day of October, 1997, between John Hively, John Greb, Dennis Casey and Barry Lynn (collectively the "Claimants") on the one hand and Interscience Computer Corporation, a California corporation ("Debtor") on the other hand. The Claimants and the Debtor are referred to collectively herein as the "Parties."

                                 R E C I T A L S

              A. On or about January 8, 1997, the Claimants sold a business known as Laser Support and Engineering, Inc. to the Debtor. Various disputes arose concerning Laser Support and Engineering, Inc. and the Claimants and the Debtor each filed lawsuits in Orange County Superior Court to resolve these disputes.
              B. The Claimants sought an injunction against the Debtor in aid of their enforcement of their claims. In lieu of the injunction, the Orange County Superior Court entered an order permitting the Debtor to file a bond (the Bond") to secure its obligations to Claimants. On or about Septem-ber 5, 1996 Debtor posted the Bond in the amount of $952,000.

              C. The Parties then attempted to resolve their claims through binding arbitration at JAMS/ENDDISPUTE in Orange,


                                   EXHIBIT 1.3

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California.  On March 4, 1997 the arbitrator entered his
award finding in favor of the Claimants.

              D. On March 5, 1997 the Debtor filed for relief under Chapter 11 of the Bankruptcy Code and additional disputes arose among the parties concerning the amounts owed to the Claimants, the Bond, and other matters.

              E. The Parties now desire to resolve all the differences between them, to avoid the uncertainty and aggravation of litigation, and to buy their peace.

              F. The Parties enter into this Settlement Agreement in reliance on the fact that the Official Committee of Unsecured Creditors of Interscience Computer Corporation and the Debtor's principal lender, Sanwa Bank of California, have each agreed not to oppose a settlement between the Debtor and the Claimants on the terms specified herein.

                                    AGREEMENT

                      1. Recitals Are Contractual. The foregoing recitals are referred to and incorporated herein by reference.

                      2. Payment to Claimants. In consideration of all the agreements set forth herein, the Debtor shall pay to the Claimants the sum of $760,000 payable on or before November 30, 1997. The funds shall be payable to the Claimants jointly care of the Palmieri, Tyler, Wiener, Wilhelm & Waldron LLP Client Trust Account.


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                      3. Mutual General Releases. Contingent upon the Parties'
of each fully complying with their obligations set forth in this Settlement Agreement, the Claimants hereby release the Debtor and the Debtor hereby releases the Claimants from any and all claims, causes of action obligations or liabilities of any nature whatsoever, whether known or unknown, fixed or contingent, which they may have or may hereafter have, against one another. Without limiting the foregoing, the Debtor hereby releases John Hively of any claims arising out of or relating to his employment agreement with the Debtor. Notwithstanding the foregoing, this mutual general release shall not apply to the duties and obligations of the Parties as set forth in this Settlement Agreement.

                      4. Release of Bond. Contingent upon the receipt and certification of all funds required to be paid herein and upon execution of this Settlement Agreement and approval thereof by the bankruptcy court as required by law, the Claimants shall take such actions and execute such documents as are necessary to release their claim on the Bond and to dismiss the proceedings before the Orange County Superior Court and JAMS/ENDDISPUTE. The Claimants further agree that, contingent upon the Debtor's performance of all obligations required herein, the consideration paid by the Debtor to the Claimants pursuant to this agreement shall

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constitute a complete satisfaction of the Claimants' claim against the Debtor.

                      5. Good Faith. Each of the Parties represents and warrants that this Settlement Agreement is entered into in good faith.

                      6. No Assignment. Each of the Parties repre- sents and warrants that it has not assigned, transferred or purported to have assigned or transferred to any person or entity any claim, cause of action or right based upon the disputes or litigation referenced herein.

                      7. Waiver of Civil Code Section 1542. Each of the Parties expressly waives and relinquishes each of the rights and benefits which it might otherwise have or claims to have under the provisions of Section 1542 of the California Civil Code, which provides:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the Debtor.

                      8. Agreement Binding. This Settlement Agreement shall be binding upon and shall inure to the benefit of all the predecessors, successors, heirs, agents, trustees, attorneys and assigns of each of the Parties hereto.

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                      9. California Law. This Settlement Agreement shall be
construed and interpreted under and according to the laws of the State of California.

                      10. Attorneys' Fees. Each of the Partes agrees to bear its own attorneys' fees and costs in connection with the disputes referenced herein. However, should any party hereto commence or maintain any action or proceeding at law or in equity, including motions, applications, counterclaims or cross-complains, against any other party hereto raising claims arising out of or connected to this Settlement Agreement, the prevailing party in said action or proceeding shall be entitled to recover its attorneys' fees and costs.

                      11. No Admission of Liability. This Settlement Agreement is made as a compromise of disputed claims. This Settlement Agreement is made to avoid the cost, expense and risk of litigation only, and the making of this Settlement Agreement does not constitute admission of liability or other obligation on the part of any other Parties.

                      12. Representation by Counsel; Entire Agreement. The execution of this Settlement Agreement is free and voluntary. The Parties hereby acknowledge that they have been represented by counsel in the negotiation of this Settlement Agreement. No promise or inducement to enter into this Settlement Agreement, except as expressly stated herein, is made by or to the Parties. This Settlement Agreement contains the entire agreement between the Parties

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and the terms hereof supersede all prior discussions, understanding, or agreements between the Parties relative to the subject matter hereof. The terms hereof are intended to constitute a binding contract.

                      13. Interpretation. The Parties agree that the terms of this Settlement Agreement were arrived at after bargaining and negotiation among the Parties and each of the provisions hereof shall be construed as having been drafted by each of the Parties hereto.

                      14. Modification. This Settlement Agreement may only be amended or modified by a writing signed by the party against whom enforcement is sought.

                      15. Counterparts. This Settlement Agreement may be executed in counterparts, and each such counterparts shall be deemed to be a duplicate original of the Settlement Agreement. All such counterparts taken together shall constitute a single contract. The Parties expressly authorize that counterparts may be executed and delivered via facsimile transmission.



                                        CLAIMANTS


                                        ------------------------------
                                        John Hively


                                        ------------------------------
                                        John Greb


                                        ------------------------------
                                        Dennis Casey


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                                        ------------------------------
                                        Barry Lynn


APPROVED AS TO FORM:

PALMIERI, TYLER, WIENER,
WILHELM & WALDRON LLP


By:
   ------------------------
   Scott R. Carpenter
   Attorneys for Claimants


                                        INTERSCIENCE COMPUTER
                                        CORPORATION, DEBTOR-IN-
                                        POSSESSION


                                        By:
                                           ---------------------------
                                           Walter Kornbluh, President


APPROVED AS TO FORM:

BIEGENZHAN WEINBERG


By:
   ------------------------
   Joel B. Weinberg
   Attorneys for Debtor


APPROVED AS TO FORM AND CONTENT:

OFFICIAL COMMITTEE OF UNSECURED
CREDITORS OF INTERSCIENCE
COMPUTER CORPORATION


By:
   ------------------------


APPROVED AS TO FORM AND CONTENT:

SANWA BANK OF CALIFORNIA


By:
   ------------------------


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